SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American International Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2592361
(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)
70 Pine Street
New York, New York	10270
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-143992
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

7.70% Series A-5 Junior Subordinated Debentures	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CONTENTS

     Item 1.  Description of Registrant’s Securities to be Registered
     Item 2.  Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant’s Securities to be Registered

     American International Group, Inc. (the “Company”) hereby incorporates by reference the description of its 7.70% Series A-5 Junior Subordinated Debentures contained in the Prospectus, dated July 13, 2007, under “Description of Junior Subordinated Debentures AIG May Offer” and in the Prospectus Supplement, dated December 11, 2007, under “Description of Terms of the Series A-5 Junior Subordinated Debentures” and “Replacement Capital Covenant”, filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2007 under Rule 424(b)(2), pursuant to effective Registration Statements on Form S-3 (File Nos. 333-143992 and 333-106040).

Item 2.       Exhibits.

4.1
Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2007).

4.2
Fifth Supplemental Indenture, dated as of December 18, 2007, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2007).

4.3	Form of Series A-5 Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2007).

99.1	Replacement Capital Covenant, dated December 18, 2007 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2007).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

December 21, 2007	By:	/s/ Robert A. Gender Name: Robert A. Gender Title: Vice President and Treasurer